UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 22, 2014, CBOE Holdings, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	Votes For	Withheld	Broker Non-votes
William J. Brodsky	58,295,912	1,092,215	17,471,502
James R. Boris	58,758,378	629,749	17,471,502
Frank E. English, Jr.	58,995,298	392,829	17,471,502
Edward J. Fitzpatrick	59,020,721	367,406	17,471,502
Janet P. Froetscher	58,806,703	581,424	17,471,502
Jill R. Goodman	58,963,428	424,699	17,471,502
R. Eden Martin	58,836,892	551,235	17,471,502
Roderick A. Palmore	58,771,081	617,046	17,471,502
Susan M. Phillips	58,739,610	648,517	17,471,502
Samuel K. Skinner	57,461,402	1,926,725	17,471,502
Carole E. Stone	58,787,110	601,017	17,471,502
Eugene Sunshine	58,591,801	796,326	17,471,502
Edward T. Tilly	58,807,744	580,383	17,471,502

Proposal Two

The proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 55,704,095 shares voting for the proposal, 2,930,676 shares voting against the proposal, 753,356 shares abstaining from the vote on the proposal and 17,471,502 broker non-votes.

Proposal Three

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2014 was ratified by a vote of 75,911,456 shares voting for the proposal, 691,569 shares voting against the proposal and 256,604 shares abstaining from the proposal.

There were no other matters presented for a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 29, 2014